UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☒  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

HEALTHWAYS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
______________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
______________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
______________________________________________________________________________

(5) Total fee paid:
_____________________________________________________________________________

☐   Fee paid previously with preliminary materials.

☐   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
_____________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
_____________________________________________________________________________

(3) Filing Party:
_____________________________________________________________________________

(4) Date Filed:
_____________________________________________________________________________

Investor Relations Contact:	Media Relations Contact:
Healthways, Inc.	Sard Verbinnen & Co.
Chip Wochomurka	Andrew Cole/Delia Cannan
615-614-4493	212-687-8080
chip.wochomurka@healthways.com	healthways-svc@sardverb.com

or

MacKenzie Partners Inc.
Mark Harnett/Amy Bilbija
212-929-5802

HEALTHWAYS FILES SUPPLEMENT TO PROXY STATEMENT

Board Urges Stockholders to Vote the GOLD Proxy Card Today for Annual Meeting on June 24, 2014

Discard Invalid White and Blue Proxy Cards

NASHVILLE, Tenn. (June 11, 2014) – Healthways, Inc. (NASDAQ: HWAY) today announced that it has filed a supplement to the proxy materials originally filed with the Securities and Exchange Commission ("SEC") on May 13, 2014, in connection with its 2014 Annual Meeting of Stockholders as a result of the previously announced agreement with North Tide Capital, LLC.  Accordingly, the Company has mailed new proxy materials and a GOLD proxy card to its stockholders of record as of May 5, 2014.  The original white and blue proxy cards are no longer valid and will not be voted at the 2014 Annual Meeting on June 24, 2014.

The Company's Board of Directors unanimously recommends that Healthways stockholders vote on the new GOLD proxy card FOR the election of each of the Board's four nominees, Bradley S. Karro, Paul H. Keckley, Conan J. Laughlin and Kevin G. Wills, and FOR the other proposals to be considered at the 2014 Annual Meeting.

Whether or not you plan to attend the 2014 Annual Meeting in person, you are urged to sign, date and promptly return the GOLD proxy card in the envelope provided.

If you have any questions, require assistance with voting your GOLD proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (Call Collect)
Or
TOLL-FREE (800) 322-2885

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Important Additional Information
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the Company's 2014 annual meeting of stockholders.  On May 13, 2014, the Company filed a definitive proxy statement (as it may be amended and as supplemented by the supplement filed on June 9, 2014, the "Proxy Statement") with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company's stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING GOLD PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement, including Appendix A thereto. Information regarding the direct and indirect beneficial ownership of the Company's directors and executive officers in the Company's securities is set forth in the Proxy Statement. Stockholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.healthways.com.

About Healthways
Healthways is the largest independent global provider of well-being improvement solutions. Dedicated to creating a healthier world one person at a time, the Company uses the science of behavior change to produce and measure positive change in well-being for our customers, which include employers, integrated health systems, hospitals, physicians, health plans, communities and government entities. We provide highly specific and personalized support for each individual and their team of experts to optimize each participant's health and productivity and to reduce health-related costs. Results are achieved by addressing longitudinal health risks and care needs of everyone in a given population. The Company has scaled its proprietary technology infrastructure and delivery capabilities developed over 30 years and now serves approximately 68 million people on four continents. Learn more at www.healthways.com.

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